UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Lakeland Industries, Inc.
(Name of Registrant as Specified in its Charter)

Not applicable.

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Lakeland Industries, Inc.

SUPPLEMENT TO PROXY STATEMENT DATED MAY 1, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 13, 2024

Explanatory Note

On May 1, 2024, Lakeland Industries, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with the Company’s 2024 Annual Meeting of Stockholders to be held on June 13, 2024 (the “Annual Meeting”) with the Securities and Exchange Commission (the “SEC”). This supplement to the Proxy Statement, dated as of May 10, 2024 (this “Supplement”), is being filed for the following purposes:

(i)

To clarify the description of the vote required to approve the proposals. With respect to Proposal 1, the updated disclosure in the Supplement clarifies that the election of directors requires a plurality of the votes cast. With respect to Proposals 2, 3, 5 and 6, the Supplement clarifies that the vote required for stockholders to approve each such proposal is the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. In each case, the disclosure regarding the effect of abstentions and broker non-votes on the outcome of the vote remains unchanged.

(ii)

To correct the date of filing of the Schedule 13G/A filed by Private Capital Management, LLC in footnote 7 to the “Security Ownership of Certain Beneficial Owners and Management” table on page 45 of the Proxy Statement from February 10, 2024 to February 5, 2024.

This Supplement does not change the proposals to be acted on at the Annual Meeting or the recommendation of the Board of Directors of the Company with respect to any proposals. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized terms used in this Supplement and not otherwise defined herein have the meaning given to them in the Proxy Statement.

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Changes to the Proxy Statement

The disclosure appearing on page 3 of the Proxy Statement under the heading “What vote is required to approve each proposal?” is amended and restated to read as follows:

What vote is required to approve each proposal?

Proposal No. 1: The election of directors requires a plurality of the votes cast in the election at the Annual Meeting. Any shares not voted on the election of the two director nominees will have no effect on the outcome of the election.

Proposal No. 2: The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal.

Proposal No. 3: The advisory vote on named executive officer compensation will be considered approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.  Because your vote is advisory, it will not be binding on the Board or the Compensation Committee of the Board, which is comprised of independent directors.  However, the Board and Compensation Committee expect to take into account the outcome of the vote when considering further executive compensation decisions. Abstentions will have the same effect as votes “against” the proposal, but broker non-votes will have no effect on the outcome of voting.

Proposal No. 4: The frequency option (one year, two years or three years) receiving a plurality of the votes cast will be the frequency that has been “approved” by stockholders. Because your vote is advisory, it will not be binding on the Board of Directors of Lakeland. However, the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on Proposal No. 4.

Proposal No. 5: Approval of the Lakeland Industries, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.  Abstentions will have the same effect as votes “against” the proposal, but broker non-votes will have no effect on the outcome of voting.

Proposal No. 6: Approval of the amendment to the Lakeland Industries, Inc. 2017 Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.  Abstentions will have the same effect as votes “against” the proposal, but broker non-votes will have no effect on the outcome of voting.

The disclosure appearing on page 5 of the Proxy Statement under the heading “Vote Required” is amended and restated to read as follows:

Vote Required

Directors are elected by a plurality of the votes properly cast at the Annual Meeting.  With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees listed below.  Any shares not voted “for” a nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor and will have no effect on the outcome of the election.

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The disclosure appearing on page 17 of the Proxy Statement under the heading “Vote Required” is amended and restated to read as follows:

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to ratify the selection of Deloitte. You may vote “for,” “against” or “abstain.”  If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” this proposal.

The disclosure appearing on page 31 of the Proxy Statement under the heading “Vote Required for Approval” is amended and restated to read as follows:

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to approve the Amendment to the Lakeland Industries, Inc. 2017 Equity Incentive Plan. You may vote “for,” “against” or “abstain.”  If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of voting.

The disclosure appearing in footnote 7 to the table on page 45 of the Proxy Statement is amended and restated to read as follows:

(7) Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2024, Private Capital Management, LLC reported, as of December 31, 2023, beneficial ownership of 1,261,080 shares, including sole voting power over 502,907 shares, sole dispositive power over 502,907 shares, shared voting power over 758,173 shares and shared dispositive power over 758,173 shares. Private Capital Management, LLC disclaims beneficial ownership of shares over which it has dispositive or voting power.

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